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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form F-3/A (Amendment No. 2) of Capital Environmental Resource Inc. (the "Registration Statement") of our report dated April 23, 2003, on our audits of the consolidated financial statements of Florida Recycling Services, Inc. of Illinois and its subsidiary, Florida Recycling Services, Inc. of Delaware for the years ended December 31, 2002, 2001 and 2000 which appear in Capital Environmental Resource Inc.'s Report of Foreign Private Issuer on Form 6-K/A dated January 20, 2004 and to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Shepard Schwartz & Harris LLP

Shepard Schwartz & Harris LLP

February 19, 2004.